Exhibit 10.27
                             SUBSCRIPTION AGREEMENT

      THIS SUBSCRIPTION AGREEMENT(the "Agreement"), is entered into as of the 4th day of January, 2006 (the "Effective Date") , by and between Billfighter Investments Limited, an Anguilla limited liability company (the "Investor"), and Reclamation Consulting and Applications, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Company").

      WHEREAS, the Company has authorized seventy-five million (75,000,000) shares of common stock (the "Common Stock") with a par value of one cent ($0.01) per share, of which twenty-nine million, six hundred twenty thousand, eight hundred thirteen (29,620,813) shares are issued and outstanding as of the date hereof;

      WHEREAS, contemporaneously herewith, the parties have entered into that certain License Agreement, dated of even date herewith (the "License Agreement"), pursuant to which the Investor has granted the Company the exclusive right and license to use, modify, produce, market, sell and distribute Reliant III automated spray applicator system (the "Licensed Product") in the aggregate and mining industries anywhere in the world in consideration for, among other things, the shares of the Company's Common Stock subscribed for pursuant hereto (collectively, the "License Fee"); and

      WHEREAS, subject to the terms and conditions contained herein, the Investor desires to purchase four million (4,000,000) shares of the Company's Common Stock (the "Shares") at eight cents ($0.08) per share for an aggregate purchase price of Three Hundred and Twenty Dollars ($320,000) (the "Purchase Price").

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Subscription for the Shares. Upon execution of this Agreement, the Investor hereby irrevocably agrees to subscribe for the Shares to be issued by the Company in accordance with the terms of this Agreement. Such Shares, once delivered to the Investor as set forth herein, shall be validly issued, fully paid and non-assessable, and shall be recorded on the books and records of the Company as issued to Billfighter Investments Limited.

2. Consideration for and Issuance of the Shares. As consideration for the Shares, the Investor agrees to credit the amount of the Purchase Price towards the License Fee on the terms and conditions as more fully set forth in the License Agreement. Upon the execution of License Agreement and this Agreement, the Company shall cause the Investor to be issued a stock certificate in the manner set forth above, evidencing the Investor's ownership of the Shares.

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3.    Representations  and  Warranties  of  the  Company.   The  Company  hereby
      represents and warrants to the Investor, as of the date hereof, the following:

      (a) the Company is a corporation duly organized and validly existing under the laws of the State of Colorado, and has full power and authority to enter into, execute and perform this Agreement, which Agreement, once executed by the Company, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

      (b) the individuals signing this Agreement on behalf the Company are the duly elected executive officers of the Company so indicated, and have full power and authority to enter into and execute this Agreement for and on behalf of the Company;

      (c) the Company is not bound by or subject to any contract, agreement, court order or judgment, administrative ruling, law, regulation or any other item which prohibits or restricts such party from entering into and performing this Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Agreement in accordance with its terms by such party.

4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company, as of the date hereof, the following:

      (a) the Investor is a limited liability company duly organized, validly existing, and in good standing under the laws of Anguilla, with full power and authority, and all necessary consents, authorizations, approvals, orders and licenses to enter into, execute and perform this Agreement and the License Agreement (collectively, the "Agreements"), which Agreements, once executed by the Investor, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

      (b) the Investor is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing the Agreements in accordance with their respective terms, or requiring the consent of any third party prior to the entry into or performance of each of the Agreements in accordance with its respective terms by such party;

      (c)   with respect to the Shares being acquired by the Investor:

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            (i)   the Investor is acquiring the Shares for his own account,  and not with a view toward the subdivision, resale, distribution, or fractionalization thereof; the Investor has no contract, undertaking, or arrangement with any person to sell, transfer, or otherwise dispose of the Shares (or any portion thereof hereby subscribed for), and has no present intention to enter into any such contract, undertaking, agreement or arrangement;

            (ii) the subscription for Shares by the Investor is not the result of any form of general solicitation or general advertising;

            (iii) the Investor hereby acknowledges that: (A) the offering of the
                  Shares was made only through direct, personal communication between the Investor and the Company; (B) the Investor has had full access to material concerning the Company's planned business and operations, which material was furnished or made available to the Investor by officers or representatives of the Company; (C) the Company has given the Investor the opportunity to ask any questions and obtain all additional information desired in order to verify or supplement the material so furnished; and (D) the Investor understands and acknowledges that a purchaser of the Shares must be prepared to bear the economic risk of such investment for an indefinite period because of: (I) the heightened nature of the risks associated with an investment in the Company due to its status as a development stage company; (II) illiquidity of the Shares due to the fact that (1) the Shares have not been registered under the Securities Act of 1933 (the "Act") or any state securities  act  (nor  passed  upon  by the  SEC or any  state securities commission), and (2) the Shares may not be registered or qualified by the Investor under federal or state securities laws solely in reliance upon an available exemption from such registration or qualification, and hence such Shares cannot be sold unless they are subsequently so registered or qualified, or are otherwise subject to any applicable exemption from such registration requirements; and (3) substantial restrictions on transfer of the Shares, as set forth by legend on the face or reverse side of every certificate evidencing the ownership of the Shares;

      (d) the Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Act; and

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      (e)   the Investor has been advised to consult and has  consulted  with an
            attorney   regarding  legal  matters  concerning  the  purchase  and
            ownership of the Shares, and with a tax advisor regarding the tax consequences of purchasing such Shares.

5. Undertaking with Respect to Registration of the Shares. The Company hereby agrees with the Investor, in the event of any subsequent registration of the Company's Common Stock for public sale with the Securities and Exchange Commission in the twelve (12) month period following the Effective Date of this Agreement, that it shall undertake, at the request of the Investor, to include in such registration all of the Shares subscribed for pursuant hereto, subject to approval by the Company and its underwriter(s) in such public offering. If the underwriter(s) should determine that inclusion of all applicable Shares in such public offering is not possible, or would impair or restrict in any way the ability of such underwriter(s) to offer and sell the Common Stock covered by such registration, then the Company shall endeavor to include such number of Shares therein as the underwriter(s) will allow, after giving priority to the Common Stock being offered by the Company for its own account and such other selling stockholders as the Company may be obligated to include in such offering. All costs and expenses incurred in such registration shall be borne by the Company, other than the Investor's pro rata portion of the underwriters' costs and the selling commission and discounts payable in respect of such public offering.

6.    Miscellaneous Provisions.

      (a) Notices. All notices, requests, demands and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as set forth below, or at such other address as any party may hereafter indicate by notice delivered as set forth in this
            Section 6(a):

                 If to Investor:   Billfighter Investments Limited
                                   Hannah Waiver House,
                                   The Valley, Anguilla BWI
                                   Attention: Bernadine Romney


                 If to Company:    Reclamation Consulting and Applications, Inc.
                                   23832 Rockfield Boulevard, Suite 275
                                   Lake Forest, California 92630
                                   Attention: Gordon Davies
                                   President
                                   Tel: (949) 609-0590
                                   Fax: (949) 609-0594

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     With a copy (which shall
     not constitute notice) to:    August Law Group, P.C.
                                   19200 Von Karman Avenue, Suite 900
                                   Los Angeles, California 92612
                                   Attention: Kenneth S. August
                                   President
                                   Tel: (949) 752-7772
                                   Fax: (949) 752-7776


      (b) Binding Agreement; Assignment. This Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Agreement shall inure to the benefit of each of the parties hereto, and their respective successors and permitted assigns; provided, however, that this Agreement may not be assigned (whether by contract or by operation of law) by the Investor without the prior written consent of the Company.

      (c) Entire Agreement. This Agreement constitutes the entire and final agreement and understanding between the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings between the parties, all of which are merged herein and superseded hereby.

      (d) Waiver. No waiver of any provision of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

      (e)   Headings.  The headings provided herein are for convenience only and
            shall   have  no  force  or   effect   upon  the   construction   or
            interpretation of any provision hereof.

      (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      (g) Further Documents and Acts. Each party agrees to execute such other and further documents and to perform such other and further acts as may be reasonably necessary to carry out the purposes and provisions of this Agreement.

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      (h)   Governing  Law;  Venue.  This  Agreement  shall be  governed  by and construed  in  accordance  with the  internal  laws of the  State of
            California   applicable  to  the   performance  and  enforcement  of
            contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of California sitting in and for the County of Orange. In the event either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and
            other  expenses  (including,   without  limitation,  the  reasonable
            expenses of its attorneys) in bringing or defending against such action.

      (j) Specific Performance; Remedies Cumulative. The parties hereby agree with each other that, in the event of any breach of this Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

      (k)   Severable   Provisions.   The   provisions  of  this  Agreement  are
            severable, and if any one or more provisions is determined to be illegal, indefinite, invalid or otherwise unenforceable, in whole or in part, by any court of competent jurisdiction, then the remaining provisions of this Agreement and any partially unenforceable provisions to the extent enforceable in the pertinent jurisdiction, shall continue in full force and effect and shall be binding and enforceable on the parties.


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      IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date and year first above written.


THE COMPANY:

RECLAMATION CONSULTING
AND APPLICATIONS, INC.                               ATTEST:


   By:   /s/ Gordon W. Davies                By:     /s/ Michael  Davies
         --------------------                        -------------------
         Gordon Davies                               Michael Davies
         President                                   Secretary



BILLFIGHTER INVESTMENTS, LIMITED

     By: /s/ Bernadine Romney
         --------------------
     Name:   Bernadine Romney
             Authorized Signatory


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